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                                                                 Exhibit (4)(ii)

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of October 29, 1997 (this "Amendment"), by and between CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below), the Issuing Banks referred to herein (the "Issuing Banks") and MELLON BANK, N.A., a national banking association, as agent for the Lenders and the Issuing Banks hereunder (in such capacity, together with its successors in such capacity, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, the Issuing Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1991 (as amended, the "Credit Agreement"), pursuant to which the Lenders have made Loans to the Borrower and certain Issuing Banks have issued Letters of Credit on behalf of the Borrower and its Subsidiaries; and

         WHEREAS, the Borrower has requested the Lenders to extend the Revolving Credit Maturity Date to October 29, 2000; and

         WHEREAS, the Lenders are willing to so extend the Revolving Credit Maturity Date and to amend the Credit Agreement upon the terms and conditions hereinafter set forth; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Extension of Revolving Credit Maturity Date. The definition of the term "Revolving Credit Maturity Date" in Section 1.01 of the Credit Agreement is hereby amended to substitute the date "October 29, 2000" for the date "October 29, 1999".

         2. Conditions Precedent. The effectiveness of this Amendment is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date hereof and to the satisfaction, on or before October 29, 1997 (the date of such satisfaction being referred to herein as the "Effective Date"), of the following further conditions precedent:

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                                                                         Page 31

                           (a) Amendment. Each Lender shall have received a
                  counterpart of this Amendment, duly executed by the Borrower.

                           (b) Representations and Warranties; Events of Default
                  and Potential Defaults. The representations and warranties contained in Section 3 hereof shall be true and correct on and as of the Effective Date with the same effect as though made on and as of such date. On the Effective Date, no Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur or exist after giving effect to this Amendment and the transactions contemplated hereby. By execution of this Amendment, the Borrower certifies to the Lenders that as of the Effective Date (a) the representations and warranties set forth in Section 3 hereof are true and correct on and as of such date and (b) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to this Amendment and the transactions contemplated hereby.

                  2. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Credit Agreement, as amended by this Amendment, are true and correct on and as of the date hereof as if made on and as of the date hereof, and that no Event of Default or Potential Default has occurred and is continuing or exists on and as of the date hereof; provided, however, that, for purposes of the foregoing, all references in the Credit Agreement to "this Agreement" shall be deemed to be references to this Amendment and the Credit Agreement as amended by this Amendment. In addition, the reference in Section
4.05 of the Credit Agreement to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1989 and December 31, 1990 shall be deemed to be a reference to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1995 and December 31, 1996, respectively, the reference in such Section to the parallel interim consolidated financial statements for and as of the end of the six months ended June 30, 1991 shall be deemed to be a reference to the parallel interim consolidated financial statements for and as of the end of the second fiscal quarter of the fiscal year beginning January 1, 1997, and the references in the last sentence of Section
4.05 of the Credit Agreement to June 30, 1991 and December 31, 1990 shall be deemed to be references to June 30, 1997 and December 31, 1996, respectively; and the reference in Section 4.10 of the Credit Agreement to December 31, 1990 shall be deemed to be a reference to December 31, 1996.

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                  4. Effectiveness of Amendment. This Amendment shall be
effective from and after the Effective Date upon satisfaction of the conditions precedent referred to herein.

                  5. Effect of Amendment. The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect.

                  6. Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

                  7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                          CURTISS-WRIGHT CORPORATION

                                          By      /s/ Gary Benschip
                                             ---------------------------
                                          Title    Treasurer

                                          MELLON BANK, N.A., individually and
                                          as Agent

                                          By      /s/ Gilbert B. Mateer
                                             ----------------------------
                                          Title      VP

                                          PNC BANK, NATIONAL ASSOCIATION

                                          By      /s/ Alpheus J. Norman
                                             ----------------------------
                                          Title       Vice President

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                                                                         Page 33

                                          THE BANK OF NOVA SCOTIA

                                          By     /s/ Brian S. Allen
                                             ----------------------------
                                          Title     Sr. Relationship Manager